PROMISSORY NOTE
                                 ---------------
$2,198,494.23                                      Date:  As of March 11, 1997

      FOR VALUE RECEIVED, INTERNATIONAL FAST FOOD CORPORATION, a Florida Corporation ("Borrower") promises to pay to the order of LITIGATION FUNDING, INC., a Florida Corporation ("Lender"), the principal sum of two million one hundred ninety-eight thousand four hundred ninety four and 23/100 United States Dollars (US $2,198,494.23), with interest on the unpaid principal balance, as provided below. Borrower further agrees as follows:

1. INTEREST. Borrower shall pay interest on the outstanding principal balance of this Note from the date of this Note until maturity at a per annum rate equal to one percent (1%) above the Prime Rate (as hereafter defined). The "Prime Rate" for purposes hereof shall be that floating rate of interest designated as the prime rate and quoted daily in the Wall Street Journal (Eastern Edition), provided that if more than one such rate is quoted, then the highest such rate shall be applicable. In the event the Wall Street Journal discontinues publishing the Prime Rate, then the Prime Rate shall mean the interest rate announced from time to time by Citibank, N.A., New York, New York as its prime rate. Except as may be otherwise provided herein, any change in the interest rate hereunder resulting from a change in the Prime Rate shall be effective on and as of the day the Prime Rate changes.

2. PRINCIPAL AND INTEREST PAYMENTS. Beginning on July 1, 1997, and on the first day of each succeeding calendar quarter, Borrower shall pay all interest accrued through each such payment date to the Lender. On December 31, 1998, Borrower shall pay Lender the entire unpaid principal balance and all accrued and unpaid interest.

3. PREPAYMENT. This Note may be prepaid in full or in part at any time without penalty. Any such partial prepayment shall be applied first against accrued interest and then against the outstanding principal balance.

4. LATE CHARGES. Borrower shall pay to Lender on demand a late charge equal to 5 percent of the amount of any payment hereunder that is not received by Lender within 15 days after it is due.

5. PLACE AND MANNER OF PAYMENT. Payments of interest and of principal shall be payable in lawful money of the United States of America and immediately available funds at 40 Star Island, Miami Beach, Florida 33139 (or such other place as Lender may designate), without setoff, counterclaim or deduction of any kind. If a payment to be made hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest. As used herein, "Business Day" means a calendar day other than a Saturday, a Sunday, or a legal holiday on which most banks are closed for business in the State of Florida.

6. USURY NEGATION. Nothing herein shall be construed or operate so as to require Borrower to pay interest hereunder in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid hereunder result in the computation or earning of interest in excess of the maximum rate or amount of interest which is permitted under applicable law, then any and all such excess interest shall be (and the same hereby is) waived by

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Lender,  and the amount of such excess shall be automatically  credited against, and be deemed to have been payments in reduction of, the principal then due hereunder, and any portion of such excess which exceeds the principal then due hereunder shall be paid by Lender to Borrower.

7. EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default hereunder: (a) failure by Borrower to pay any interest hereon or principal hereof when due or within five days thereafter; (b) failure of Borrower to perform or observe any agreement contained herein (other than a failure referred to in clause (a) of this paragraph) or in the Security Agreement (as defined herein) securing this Note and the continuance of such failure for 15 days after notice thereof to Borrower from Lender or any breach of warranty contained herein or therein; (c) the dissolution, termination of existence, insolvency, or business failure of Borrower, the appointment of a receiver of any part of the property of Borrower, an assignment for the benefit of creditors by or commencement of any proceedings in bankruptcy or insolvency by or against Borrower; (d) the entry of a judgment against Borrower in excess of $50,000 which remains unsatisfied for 30 days; (e) the issuing of any attachment or garnishment, or the filing of any lien against any property of Borrower, which is not removed within 30 days after the date thereof; (f) Lender's determination or belief that it is insecure or that the prospect of payment hereunder is impaired; or (g) the issuance of any additional capital stock or other securities by the Borrower.

8. REMEDIES. Upon and at any time after the occurrence of an Event of Default, this Note shall, at Lender's option, become immediately due and payable, without notice or demand. No failure by Lender to exercise such option upon the occurrence of any Event of Default shall affect its right to exercise it upon the subsequent occurrence of an Event of Default. Borrower shall pay Lender, on demand, all costs and expenses (including reasonable counsel fees and expenses, including those at the appellate level and in bankruptcy proceedings) in connection with the enforcement of this Note, whether suit be brought or not.

9. DEFAULT INTEREST RATE. After the maturity date or after an Event of Default, the principal amount outstanding, and all accrued interest thereon, shall thereafter bear interest at the Default Rate. "Default Rate" shall meet an interest rate equal to the lesser of (a) 18%, or (b) the highest rate permitted under applicable law.

10. WAIVERS. Presentment, notice of dishonor, and protest are hereby waived by Borrower and all sureties, guarantors and endorsers hereof. Each such party hereby agrees to all modifications, renewals, and any number of extensions of time for payment of, this Note, release of other persons or entities obligated under this Note and release of any security for this Note, all without notice, and that any such activities shall not release any of such parties not expressly released in writing.

11. SECURITY. Payment of this note is secured by a security interest granted by Borrower to Lender pursuant to that certain agreement by and between Borrower, Lender, and International Fast Food Polska Sp. Zo.o dated as of May 9, 1997.

12. GOVERNING LAW. This Note shall be governed by and construed in accordance with the law of the State of Florida.

13. JURISDICTION. Borrower irrevocably agrees that any action or proceeding arising hereunder or relating hereto that is brought by Borrower shall be tried

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

by the Courts of the State of Florida sitting in Dade County, Florida or the United States District Courts sitting there. Borrower irrevocably submits, in any such action or proceeding that is brought by Lender, to the non-exclusive jurisdiction of each such court and irrevocably waives the defense of an inconvenient forum with respect to any such action or proceeding.


14. NOTICES. Whenever any party hereto shall desire to, or be required to, give or serve any notice, demand, request, further communication with respect to this Note, each such notice, demand, request or communication shall be in writing and should be effective only if the same is delivered by personal service (including, without limitation, courier or express service), or mailed certified or registered mail, postage prepaid, Return Receipt Requested, or sent by telegram to the parties at the following addresses: if to Borrower, 1000 Lincoln Road, Suite 200, Miami Beach, FL 33139; and if to Lender, 40 Star
Island, Miami Beach, Florida 33139. Notices delivered personally will be effective upon delivery to an authorized representative of the party at the designated address; notices sent by mail in accordance with the above paragraph, will be effective upon execution by the addressee of the Return Receipt Requested.

15. WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS CLAIMS OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, OR THE LOAN EVIDENCED HEREBY. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER OR LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO MAKE THE LOAN EVIDENCED HEREBY. INTERNATIONAL FAST FOOD CORPORATION

                                          By:  ________________________________






















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